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                                                                   EXHIBIT 11

                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                             QUARTER ENDED June 30*


                                                  1995           1994
                                                  ----           ----

Primary:

   Income:

     Net income                                $1,061,000    $1,016,000
                                              ===========   ===========

   Shares:

     Weighted average number of
       common shares outstanding               12,489,417    12,523,000
                                              ===========   ===========



Primary earnings per common share             $     .0850   $     .0811
                                              ===========   ===========


Assuming full dilution:

   Income:

     Net income                               $ 1,061,000   $ 1,016,000
                                              ===========   ===========

   Shares:

     Weighted average number of
       common shares outstanding               12,489,417    12,523,000


     Assuming exercise of options reduced
       by the number of shares which could
       have been purchased with the proceeds
       from the exercise of such options          122,248        41,846
                                              -----------   -----------

     Weighted average number of common
       shares outstanding as adjusted          12,611,665    12,564,846
                                              ===========   ===========



Fully diluted earnings per common share       $     .0841** $     .0809**
                                              ===========   ===========


* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.





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                                                                EXHIBIT 11

                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           SIX MONTHS ENDED June 30*



                                                   1995         1994
                                                   ----         ----
Primary:

   Income:

     Net income                                $3,363,000    $3,042,000
                                              ===========   ===========

   Shares:

     Weighted average number of
       common shares outstanding               12,509,413    12,523,000
                                              ===========   ===========


Primary earnings per common share             $     .2688   $     .2429
                                              ===========   ===========


Assuming full dilution:

   Income:

     Net income                               $ 3,363,000   $ 3,042,000
                                              ===========   ===========


   Shares:

     Weighted average number of
       common shares outstanding               12,509,413    12,523,000



     Assuming exercise of options reduced
       by the number of shares which could
       have been purchased with the proceeds
       from the exercise of such options          116,195        41,846
                                              -----------   -----------

     Weighted average number of common
       shares outstanding as adjusted          12,625,608    12,564,846
                                              ===========   ===========



Fully diluted earnings per common share       $     .2664** $     .2421**
                                              ===========   ===========



* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.